Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors
Pall Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-184759, 333-184758, 333-180050, 333-165457, 333-165456, 333-165455, 333-157951, 333-157950, 333-153716, 333-132407, 333-121547, 333-111218, 333-111212, 333-76976, 333-51090, 333-87655, 333-82469, 333-68371, 033-64751) and on Form S-3 (Nos. 333-167507, 333-104595, 333-18971 and 033-57507) of Pall Corporation and subsidiaries of our reports dated September 8, 2014, with respect to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2014, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of July 31, 2014, which reports appear in the July 31, 2014 annual report on Form 10-K of Pall Corporation.

/s/	KPMG LLP
KPMG LLP

Melville, New York
September 8, 2014